EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

XENOMICS, INC.

AMENDMENT NO. 2 TO FORM 10-KSB FOR THE YEAR ENDED JANUARY 31, 2005

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Xenomics, Inc., a Florida corporation (the "Company"). I am delivering this certificate in connection with the Amendment No. 2 to Form 10-KSB of the Company for the year ended January 31, 2005 and filed with the Securities and Exchange Commission ("Amendment No. 2 to Form 10-KSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Amendment No.2 to Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Amendment No. 2 to Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 10, 2006
/s/ V. Randy White

Name: V. Randy White, Ph.D. Title: Chief Executive Officer